UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2009

Mesa Offshore Trust

(Exact name of registrant as specified in its charter)

Texas	1-08432	76-6004065
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

JPMorgan Chase Bank, N.A., Trustee
919 Congress Avenue
Austin, Texas		78701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 1-800-852-1422

NOT APPLICABLE

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 9, 2009, J.P. Morgan Chase Bank, N.A. (the “Trustee”), on behalf of the Mesa Offshore Trust (the “Trust”), distributed a notice to the unitholders of the Trust of the proposed sale of assets of Mesa Offshore Royalty Trust (the “Partnership”) in accordance with Section 3.02 of the Royalty Trust Indenture, dated December 1, 1982 (the “Trust Indenture”).  The Trust Indenture provides that the Trust will liquidate if the total amount of cash per year received by the Trust falls below certain levels for each of three consecutive years.  As a result of insufficient production on royalty properties nearing the end of their estimated productive lives, royalty income received by the Trust in 2002, 2003 and 2004 fell below the termination threshold set forth in the Trust Indenture.

In accordance with the Trust Indenture, the Trustee has instructed Pioneer Natural Resources (“Pioneer”), as Managing General Partner of the Partnership, to sell all of the oil and gas assets of the Partnership.  These assets will include the Partnership’s current interests in the West Delta Block 61 and the Brazos Block A-39.

In addition to the oil and gas assets currently owned by the Partnership, Pioneer has offered and will include as part of the sale all of its interests in Brazos Block A-39.  Pioneer has agreed that the net proceeds from the sale of these assets by Pioneer concurrent with the sale by the Partnership will also be paid to the Trust.

The sale of the properties will be conducted via public auction through The Oil & Gas Asset Clearinghouse (“OGC”) on March 18, 2009.  The properties will be offered and sold by the Partnership and Pioneer on an “as is” basis to the highest cash bidder; however, the Trustee has reserved the right in its sole discretion to cause Pioneer not to accept any bid for the Partnership’s assets below a minimum amount.  Pioneer will establish a dataroom with OGC that will be made available to qualified bidders.  Pioneer will not participate in the bidding for the properties.  Additional information about OGC and the sales procedures may be obtained at OGC’s website at www.ogclearinghouse.com.

Pursuant to General Instruction B.2 of Form 8-K, the Notice to Unitholders of Mesa Offshore Trust attached as Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, but is instead furnished for purposes of that instruction.

Item 9.01  Financial Statements and Exhibits.

(d)                                Exhibits.

Exhibit 99.1                                                                                    Notice to Unitholders of Mesa Offshore Trust, dated February 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA OFFSHORE TRUST

	By:	JPMorgan Chase Bank, N.A.,
as Trustee for Mesa Offshore Trust

Date: February 9, 2009	By:	/s/ MIKE ULRICH
Mike Ulrich
Vice President
The Bank of New York Trust Company, N.A., as attorney-in-fact for the Trustee

EXHIBIT INDEX

Exhibit 99.1                      Notice to Unitholders of Mesa Offshore Trust, dated February 9, 2009.